[LOGO GOES HERE]

--------------------------------------------------------------------------------

                                  PRESS RELEASE

--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE:                           CONTACT:

CompX International Inc.                         David A. Bowers
Three Lincoln Centre                             Chief Executive Officer
5430 LBJ Freeway, Suite 1700                     Tel.:  864.286.1122
Dallas, Texas   75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


         DALLAS,  TEXAS . . . May 10, 2005 . . . CompX International Inc. (NYSE:
CIX) announced today that its board of directors declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on June 23, 2005 to stockholders of record at the close of business on June 10, 2005.

         CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

                                    * * * * *